Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:
Mike Van Handel
+1.414.906.6305
michael.vanhandel@manpowergroup.com

ManpowerGroup Reports 2nd Quarter and First Half 2013 Results

MILWAUKEE, July 19, 2013 -- ManpowerGroup (NYSE: MAN) today reported that net earnings per diluted share for the three months ended June 30, 2013 were 87 cents compared to 51 cents in the prior year period. Net earnings in the second quarter were $68.2 million compared to $41.0 million a year earlier. Revenues for the second quarter were $5.0 billion, a decrease of 3 percent from the year earlier period in U.S. dollars and in constant currency.
Included in the current year second quarter results is a restructuring charge, primarily related to office consolidations and severance costs, of $20.0 million ($14.4 million after tax or 18 cents per diluted share). Excluding these charges, earnings per diluted share in the quarter were $1.05. Net earnings in the second quarter were unfavorably impacted by 1 cent per diluted share, as foreign currencies were relatively weaker compared to the prior year period.
ManpowerGroup Chairman and CEO Jeffrey A. Joerres, said, “The second quarter results are solid evidence of our team’s strong execution of our recalibration efforts and a stabilizing global economy. We continue to make progress on improving our business mix with our ManpowerGroup Solutions, led by Recruitment Process Outsourcing growing at 19%.
“We are anticipating the third quarter of 2013 diluted earnings per share to be in the range of $1.02 to $1.10, which includes an estimated unfavorable currency impact of 1 cent,” Joerres stated.
Earnings per diluted share for the six months ended June 30, 2013 were $1.17 compared to $1.01 per diluted share in 2012. Net earnings for the period were $92.1 million compared to $81.2 million in the prior year. Revenues for the six-month period were $9.8 billion, a decrease of 5 percent from the prior year or a decrease of 4 percent in constant currency. Earnings per diluted share for the current year six month period include restructuring charges of 51 cents per diluted share. Foreign currency exchange rates had an unfavorable impact of 2 cents for the six-month period.
In conjunction with its second quarter earnings release, ManpowerGroup will broadcast its conference call live over the Internet on July 19, 2013 at 7:30 a.m. CDT (8:30 a.m. EDT). Interested parties are invited to listen to the webcast and view the presentation by logging on to http://www.manpowergroup.com/investors.
Supplemental financial information referenced in the conference call can be found at http://www.manpowergroup.com/investors.

About ManpowerGroup™
ManpowerGroup™ (NYSE: MAN) is the world leader in innovative workforce solutions that ensure the talent sustainability of the world's workforce for the good of companies, communities, countries, and individuals themselves. Specializing in solutions that help organizations achieve business agility and workforce flexibility, ManpowerGroup leverages its 65 years of world of work expertise to create the work models, design the people practices and access the talent sources its clients need for the future. From staffing, recruitment, workforce consulting, outsourcing and career management to assessment, training and development, ManpowerGroup delivers the talent to drive the innovation and productivity of organizations in a world where talentism is the dominant economic system. Every day, ManpowerGroup connects more than 630,000 people to work and builds their experience and employability through its relationships with 400,000 clients across 80 countries and territories. ManpowerGroup's suite of solutions is offered through ManpowerGroup™ Solutions, Manpower®, Experis™ and Right Management®. ManpowerGroup was named one of the World's Most Ethical Companies for the third consecutive year in 2013, confirming our position as the most trusted brand in the industry. See how ManpowerGroup makes powering the world of work humanly possible at www.manpowergroup.com. Follow ManpowerGroup Chairman and CEO Jeff Joerres on Twitter: Twitter.com/manpowergroupjj.

Forward-Looking Statements
This news release contains statements, including earnings projections, that are forward-looking in nature.  These statements are based on management’s current expectations or beliefs, and are subject to known and unknown risks and uncertainties regarding the Company's expected future results. The Company's actual results may differ materially from those described or contemplated in the forward-looking statements. Factors that may cause the Company's actual results to differ materially from those contained in the forward-looking statements can be found in the Company's reports filed with the SEC, including the information under the heading 'Risk Factors' in its Annual Report on Form 10-K for the year ended December 31, 2012, which information is incorporated herein by reference.  Any forward-looking statement in this release speaks only as of the date on which it is made.  The company assumes no obligation to update or revise any forward-looking statements.

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ManpowerGroup
Results of Operations
(In millions, except per share data)

	Three Months Ended June 30
			% Variance
			Amount	Constant
	2013	2012	Reported	Currency
	(Unaudited)
Revenues from services (a)	$5,040.7	$5,206.7	-3.2%	-2.9%
Cost of services	4,204.3	4,345.0	-3.2%	-2.9%
Gross profit	836.4	861.7	-2.9%	-2.6%
Selling and administrative expenses	708.3	767.3	-7.7%	-7.5%
Operating profit	128.1	94.4	35.6%	37.2%
Interest and other expenses	10.3	11.3	-9.1%
Earnings before income taxes	117.8	83.1	41.7%	43.3%
Provision for income taxes	49.6	42.1	17.7%
Net earnings	$68.2	$41.0	66.4%	69.2%
Net earnings per share - basic	$0.88	$0.51	72.5%
Net earnings per share - diluted	$0.87	$0.51	70.6%	72.5%
Weighted average shares - basic	77.4	80.1	-3.3%
Weighted average shares - diluted	78.6	80.4	-2.3%

(a) Revenues from services include fees received from our franchise offices of $6.1 million for both the three months ended June 30, 2013 and 2012. These fees are primarily based on revenues generated by the franchise offices, which were $272.3 million and $270.0 million for the three months ended June 30, 2013 and 2012, respectively.

ManpowerGroup
Operating Unit Results
(In millions)
	Three Months Ended June 30
			% Variance
			Amount	Constant
	2013	2012	Reported	Currency
	(Unaudited)
Revenues from Services:
Americas:
United States (b)	$748.5	$763.2	-1.9%	-1.9%
Other Americas	387.2	389.2	-0.5%	0.4%
	1,135.7	1,152.4	-1.4%	-1.1%
Southern Europe:
France	1,320.6	1,427.6	-7.5%	-9.1%
Italy	278.4	274.0	1.6%	-0.2%
Other Southern Europe	203.0	190.1	6.8%	3.7%
	1,802.0	1,891.7	-4.7%	-6.6%
Northern Europe	1,398.8	1,415.8	-1.2%	-1.6%
APME	623.3	662.9	-6.0%	1.9%
Right Management	80.9	83.9	-3.5%	-2.0%
	$5,040.7	$5,206.7	-3.2%	-2.9%

Operating Unit Profit (Loss): (a)
Americas:
United States	$30.6	$7.7	296.3%	296.3%
Other Americas	11.9	10.5	13.1%	11.7%
	42.5	18.2	133.3%	132.5%
Southern Europe:
France	40.9	34.6	17.6%	16.0%
Italy	14.7	12.6	16.2%	14.0%
Other Southern Europe	1.2	3.0	-59.7%	-62.6%
	56.8	50.2	12.7%	10.8%
Northern Europe	33.2	39.2	-15.4%	-14.9%
APME	20.2	21.8	-7.0%	2.7%
Right Management	7.4	(2.9)	N/A	N/A
	160.1	126.5
Corporate expenses	(23.6)	(22.9)
Intangible asset amortization expense	(8.4)	(9.2)
Operating profit	128.1	94.4	35.6%	37.2%
Interest and other expenses (c)	(10.3)	(11.3)
Earnings before income taxes	$117.8	$83.1

(a) On a consolidated basis, the French business tax is reported in provision for income taxes, in accordance with the current accounting guidance on income taxes. Prior to the second quarter of 2013, we internally reviewed the financial results of our French operations including the French business tax within OUP given the operational nature of these taxes. While we continue to view this tax as operational, during the second quarter of 2013 we changed our internal reporting to exclude the French business tax from the OUP of our France reportable segment. Therefore our France reportable segment OUP now excludes the business tax and we no longer need to show the business tax amount separately to reconcile to the consolidated results. All previously reported segment results have been restated to conform to the current year presentation. This change in segment reporting has no impact on our reporting of consolidated results.

(b) In the United States, revenues from services include fees received from our franchise offices of $3.8 for both the three months ended June 30, 2013 and 2012. These fees are primarily based on revenues generated by the franchise offices, which were $175.3 million and $180.6 million for the three months ended June 30, 2013 and 2012, respectively.

(c) The components of interest and other expenses were:
Interest expense	$10.3	$10.2
Interest income	(0.9)	(1.4)
Foreign exchange loss	1.4	0.5
Miscellaneous (income) expense, net	(0.5)	2.0
	$10.3	$11.3

ManpowerGroup
Results of Operations
(In millions, except per share data)

	Six Months Ended June 30
			% Variance
			Amount	Constant
	2013	2012	Reported	Currency
	(Unaudited)
Revenues from services (a)	$9,809.6	$10,303.1	-4.8%	-4.3%
Cost of services	8,183.1	8,594.0	-4.8%	-4.3%
Gross profit	1,626.5	1,709.1	-4.8%	-4.4%
Selling and administrative expenses	1,444.0	1,520.9	-5.1%	-4.7%
Operating profit	182.5	188.2	-3.1%	-1.5%
Interest and other expenses	21.8	23.1	-5.7%
Earnings before income taxes	160.7	165.1	-2.7%	-1.1%
Provision for income taxes	68.6	83.9	-18.3%
Net earnings	$92.1	$81.2	13.4%	16.0%
Net earnings per share - basic	$1.19	$1.01	17.8%
Net earnings per share - diluted	$1.17	$1.01	15.8%	18.8%
Weighted average shares - basic	77.3	80.1	-3.6%
Weighted average shares - diluted	78.6	80.8	-2.7%

(a) Revenues from services include fees received from our franchise offices of $11.4 million and $11.5 million for the six months ended June 30, 2013 and 2012, respectively. These fees are primarily based on revenues generated by the franchise offices, which were $507.0 million and $523.9 million for the six months ended June 30, 2013 and 2012, respectively.

ManpowerGroup
Operating Unit Results
(In millions)
	Six Months Ended June 30
			% Variance
			Amount	Constant
	2013	2012	Reported	Currency
	(Unaudited)
Revenues from Services:
Americas:
United States (b)	$1,454.6	$1,499.0	-3.0%	-3.0%
Other Americas	774.1	791.7	-2.2%	-0.5%
	2,228.7	2,290.7	-2.7%	-2.1%
Southern Europe:
France	2,465.8	2,719.4	-9.3%	-10.4%
Italy	536.3	541.5	-1.0%	-2.1%
Other Southern Europe	396.4	385.3	2.9%	0.9%
	3,398.5	3,646.2	-6.8%	-8.0%
Northern Europe	2,769.1	2,859.8	-3.2%	-3.7%
APME	1,255.8	1,342.9	-6.5%	0.2%
Right Management	157.5	163.5	-3.7%	-2.3%
	$9,809.6	$10,303.1	-4.8%	-4.3%

Operating Unit Profit (Loss): (a)
Americas:
United States	$38.0	$14.6	160.6%	160.6%
Other Americas	20.6	25.8	-20.3%	-21.2%
	58.6	40.4	45.0%	44.4%
Southern Europe:
France	70.6	57.5	22.7%	21.9%
Italy	26.4	27.1	-2.9%	-4.1%
Other Southern Europe	3.5	6.5	-45.7%	-47.9%
	100.5	91.1	10.2%	9.2%
Northern Europe	43.8	83.1	-47.3%	-47.0%
APME	35.0	41.4	-15.6%	-7.8%
Right Management	9.4	(0.4)	N/A	N/A
	247.3	255.6
Corporate expenses	(48.0)	(49.2)
Intangible asset amortization expense	(16.8)	(18.2)
Operating profit	182.5	188.2	-3.1%	-1.5%
Interest and other expenses (c)	(21.8)	(23.1)
Earnings before income taxes	$160.7	$165.1

(a) On a consolidated basis, the French business tax is reported in provision for income taxes, in accordance with the current accounting guidance on income taxes. Prior to the second quarter of 2013, we internally reviewed the financial results of our French operations including the French business tax within OUP given the operational nature of these taxes. While we continue to view this tax as operational, during the second quarter of 2013 we changed our internal reporting to exclude the French business tax from the OUP of our France reportable segment. Therefore our France reportable segment OUP now excludes the business tax and we no longer need to show the business tax amount separately to reconcile to the consolidated results. All previously reported segment results have been restated to conform to the current year presentation. This change in segment reporting has no impact on our reporting of consolidated results.

(b) In the United States, revenues from services include fees received from our franchise offices of $7.0 million for both the six months ended June 30, 2013 and 2012. These fees are primarily based on revenues generated by the franchise offices, which were $330.4 million and $345.0 million for the six months ended June 30, 2013 and 2012, respectively.

(c) The components of interest and other expenses were:
Interest expense	$21.0	$20.8
Interest income	(1.8)	(3.2)
Foreign exchange losses	1.8	0.3
Miscellaneous expenses, net	0.8	5.2
	$21.8	$23.1

ManpowerGroup
Consolidated Balance Sheets
(In millions)

	Jun. 30	Dec. 31
	2013	2012
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$280.9	$648.1
Accounts receivable, net	4,172.0	4,179.0
Prepaid expenses and other assets	158.6	172.9
Future income tax benefits	76.2	60.6
Total current assets	4,687.7	5,060.6
Other assets:
Goodwill and other intangible assets, net	1,360.3	1,371.9
Other assets	451.0	395.3
Total other assets	1,811.3	1,767.2
Property and equipment:
Land, buildings, leasehold improvements and equipment	694.3	704.1
Less: accumulated depreciation and amortization	520.0	519.3
Net property and equipment	174.3	184.8
Total assets	$6,673.3	$7,012.6
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,505.0	$1,466.5
Employee compensation payable	178.9	210.7
Accrued liabilities	473.8	533.8
Accrued payroll taxes and insurance	629.2	685.7
Value added taxes payable	455.6	472.5
Short-term borrowings and current maturities of long-term debt	78.6	308.0
Total current liabilities	3,321.1	3,677.2
Other liabilities:
Long-term debt	455.5	462.1
Other long-term liabilities	364.2	372.5
Total other liabilities	819.7	834.6
Shareholders' equity:
Common stock	1.1	1.1
Capital in excess of par value	2,903.1	2,873.2
Retained earnings	1,158.1	1,101.5
Accumulated other comprehensive (loss) income	(22.9)	34.4
Treasury stock, at cost	(1,506.9)	(1,509.4)
Total shareholders' equity	2,532.5	2,500.8
Total liabilities and shareholders' equity	$6,673.3	$7,012.6

ManpowerGroup
Consolidated Statements of Cash Flows
(In millions)

	Six Months Ended
	June 30
	2013	2012
	(Unaudited)
Cash Flows from Operating Activities:
Net earnings	$92.1	$81.2
Adjustments to reconcile net earnings to net
cash used in operating activities:
Depreciation and amortization	48.0	49.2
Deferred income taxes	3.3	(3.7)
Provision for doubtful accounts	13.5	10.0
Share-based compensation	14.8	14.9
Excess tax benefit on exercise of share-based awards	(0.5)	-
Changes in operating assets and liabilities, excluding
the impact of acquisitions:
Accounts receivable	(119.0)	(127.7)
Other assets	(61.1)	(17.1)
Other liabilities	(62.7)	(46.4)
Cash used in operating activities	(71.6)	(39.6)
Cash Flows from Investing Activities:
Capital expenditures	(25.1)	(33.8)
Acquisitions of businesses, net of cash acquired	(16.9)	(34.0)
Proceeds from sales of property and equipment	1.7	0.9
Cash used in investing activities	(40.3)	(66.9)
Cash Flows from Financing Activities:
Net change in short-term borrowings	37.6	4.6
Proceeds from long-term debt	0.1	751.6
Repayments of long-term debt	(267.5)	(700.6)
Proceeds from share-based awards	15.0	3.9
Other share-based award transactions, net	3.0	(4.8)
Repurchases of common stock	-	(32.6)
Dividends paid	(35.5)	(34.3)
Cash used in financing activities	(247.3)	(12.2)
Effect of exchange rate changes on cash	(8.0)	(7.2)
Change in cash and cash equivalents	(367.2)	(125.9)
Cash and cash equivalents, beginning of period	648.1	580.5
Cash and cash equivalents, end of period	$280.9	$454.6